Exhibit 3.1

THE COMPANIES LAW 5759 - 1999 AMENDED ARTICLES OF ASSOCIATION OF
NANO-X IMAGING LTD.

1.          Company Name

The name of the Company is Nano-x Imaging Ltd. (the “Company”).

The name of the Company in Hebrew is

2.          Purpose

The purpose of the Company is to engage in any lawful act or activity for which companies may be organized under the Israeli Companies Law, 5759-1999, as may be amended from time to time (the “Companies Law”).

3.          Interpretation

(a)          Unless the subject or the context otherwise requires:

        (i)          words and expressions defined in the Companies Law in force on the date when these Articles or any amendment thereto, as the case may be, first became effective shall have the same meanings herein;

       (ii)         words and expressions importing the singular shall include the plural and vice versa

        (iii)        words and expressions importing the masculine gender shall include the feminine gender; and

(iv)          words and expressions importing persons shall include bodies corporate.

(b)          The captions in these Articles are for convenience only and shall not be deemed a part hereof or affect the construction of any provision hereof.

(c)          The specific provisions of these Articles shall supersede the provisions of the Companies Law to the extent permitted under the Companies Law. With respect to any matter that is not specifically addressed in these Articles, the provisions of the Companies Law shall govern.

(d)          For purposes of computing minimum shareholdings required for any purposes under these Articles, a Shareholder shall be entitled to aggregate its holdings in the Company with the holdings of a Permitted Transferee(s) of such Shareholder, and the aggregate holdings shall be considered to be held by such Shareholder and such applicable Permitted Transferee(s) for the purpose of meeting such minimum shareholdings threshold requirement.

(e)          In the event that a Hebrew version of these Articles is filed with any regulatory or governmental agency, including the Israeli Registrar of Companies, then whether or not such Hebrew version contains signatures of Shareholders, such Hebrew version shall be considered solely a convenience translation and shall have no binding effect, as between the Shareholders and with respect to any third party. The English version shall be the only binding version of these Articles, and in the event of any contradiction or inconsistency between the meaning of the English version and the meaning of the Hebrew version of these Articles, the Hebrew version shall be disregarded, shall have no binding effect and shall have no impact on the interpretation of these Articles or any provision hereof.

4.          Definitions.

In these Articles, unless the context otherwise requires:

“Articles” means these Amended Articles of Association;

“Board of Directors” means the Board of Directors of the Company;

“Business Day” means any day, other than Friday and Saturday or other day on which commercial banks in Israel are required by applicable law to close;

“Person” means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity;

“Shareholder” means a holder of issued and outstanding Ordinary Share;

4.          Private Company

(a)          The Company is a private company

(b)          The right to transfer shares in the Company shall be restricted as hereinafter provided.

5.          Limitation of Liability

The liability of each Shareholder for the Company’s obligations is limited to the unpaid portion of the par value of each share held by such Shareholder, subject to Section 35 of the Companies Law.

SHARE CAPITAL

6.          Authorized Share Capital

The share capital of the Company is NIS 400,000 divided into 40,000,000 Ordinary Shares, each with a nominal value of NIS 0.01 per share (the “Ordinary Shares”).

Subject to any provision hereof conferring special rights, or restricting certain rights, each Ordinary Share confers on the holder thereof:

(i)          the right to receive notices of, to attend and to participate at meetings of Shareholders where each Ordinary Share shall have one vote;

(ii)          the right to be paid its proportional part in any dividends that may be declared by the Company, and the right to take part in the division of the surplus assets in the case of the winding-up of the Company, all in accordance with the provisions of these Articles.

7.          Increase of Share Capital; Modification of Rights

(a)          The Company may, upon a resolution of the Shareholders at a General Meeting, from time to time, increase its share capital by the creation of new shares. Any such increase shall be in such amount and shall be divided into shares of such nominal amounts or without nominal amounts, and such shares shall confer such rights and preferences, and shall be subject to such restrictions, as the resolution approving the creation of such shares shall provide. Except to the extent otherwise provided in the resolution creating such new shares, such new shares shall be subject to all the provisions applicable to the shares of the original capital. Without prejudice to any special rights previously conferred upon the holders of existing shares in the Company, the Company may, from time to time, provide for shares with such preferred or deferred rights or rights of redemption or other special rights and/or such restrictions, whether in regard to dividends, voting, repayment of share capital or otherwise, as may be stipulated in the resolution pursuant to which such shares are created.

(b)          (i) if at any time the share capital is divided into different classes of shares, the Company may change, convert, broaden, add, abrogate or vary in any other manner the rights, preferences or privileges attached to such classes by resolution of the General Meeting of the Company. Without derogating from the foregoing, only a direct and adverse change to the rights attached to a certain class of shares under these Articles shall require an approval obtained at a meeting of the holders of such class of shares or the written consent of the holders of more than 50% of the issued shares of such class. It is hereby clarified that any resolution required to be adopted pursuant to these Articles by the consent of a separate class of shares, whether by way of a separate General Meeting of such class or by way of written consent, shall be given by the holders of shares of such class entitled to vote or give consent thereon and no holder of shares of a certain class shall be banned from voting or consenting by virtue of being a holder of more than one class of shares of the Company, irrespective of any conflicting interests that may exist between such different classes of shares. A Shareholder shall not be required to refrain from participating in the discussion, voting and/or consenting on any resolution concerning an amendment to any class of shares held by such Shareholder, due to the fact that such Shareholder may benefit in one way or another from the outcome of such resolution. The provisions of these Articles relating to General Meetings shall, mutatis mutandis, apply to any separate General Meeting of the holders of the shares of a particular class, provided, however, that the requisite quorum at any such separate General Meeting shall be one or more Shareholders present in person or by proxy and holding no less than a simple majority of the issued shares of such class.

        (ii)          Unless otherwise provided by these Articles, (a) the enlargement of an existingclass of shares, or the issuance of additional shares thereof, (b) the creation of a new class of shares or the issuance of shares thereof, (c) a waiver or a change, in whole or in part, to a right, preference or privilege of a class of shares (such as liquidation rights, anti-dilution rights, registration rights, pre-emptive rights, etc., whether set forth in these Articles or in any agreement), whether applied on a one-time or permanent basis and whether applied in connection with a current or a future event, which waiver or change is applied in the same manner to all classes of shares to which such waiver or change is or may be applicable, regardless whether the economic effect of such change affects classes of shares differently, each shall not be deemed to be a direct change to the rights attached to any one (1) class of shares. Furthermore, any waiver or change to the rights attached to a class of shares shall not be deemed to be a direct change to the rights attached to another class of shares.

Without derogating from the foregoing, to the maximum extent permitted under applicable law, and unless otherwise explicitly provided by these Articles, all Shareholders shall vote together as a single class on any matter presented to the Shareholders and all matters shall require the approval by the holders of a majority of the voting power of the Company represented at the meeting of all Shareholders of all classes voting together as a single class, on as converted basis, including, without limitation, any amendment to these Articles , any issuance of securities of the Company (including, without limitation, the increase of the authorized number of shares of an existing class of shares and the creation of a new class of shares with equal or superior rights to any of the existing class of shares), or any transaction under Sections 341 or 350 of the Israeli Companies Law.

8.          Consolidation, Subdivision, Cancellation and Reduction of Share Capital

(a)          The Company may, from time to time:

(i)          consolidate and divide all or any of its issued or unissued share capital into shares of larger or smaller nominal value than its existing shares;

(ii)          subdivide its shares (issued or unissued) or any of them, into shares of smaller nominal value than is fixed by these Articles (subject, however, to the provisions of the Companies Law), and the resolution whereby any share is subdivided may determine that, as among the holders of the shares resulting from such subdivision, one or more of the shares may, as compared with the others, have any such preferred or deferred rights or rights of redemption or other special rights, or be subject to any such restrictions, as the Company has power to attach to unissued or new shares;

(iii)          cancel any shares which, at the date of the adoption of such resolution have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled subject to applicable law; or

(iv)          reduce its share capital in any manner, and with and subject to any incident authorized, and consent required, by law.

(b)          With respect to any consolidation of issued shares into shares of larger nominal value, and with respect to any other action which may result in fractional shares, the Board of Directors may settle any difficulty which may arise with regard thereto, as it deems fit, including, inter alia, resort to one or more of the following actions:

(i)          determine, as to the holder of shares so consolidated, which issued shares shall be consolidated into each share of larger nominal value;

(ii)          allot, in contemplation of or subsequent to such consolidation or other action, such shares or fractional shares sufficient to preclude or remove fractional share holdings;

(iii)          redeem, in the case of redeemable preference shares, and subject to applicable law, such shares or fractional shares sufficient to preclude or remove fractional share holdings; or

(iv)          cause the transfer of fractional shares by certain Shareholders to other Shareholders thereof so as to most expediently preclude or remove any fractional shareholdings, and cause the transferees to pay the transferors the fair value of fractional shares so transferred, and the Board of Directors is hereby authorized to act as agent for the transferors and transferees with power of substitution for purposes of implementing the provisions of this Article.

9.          Issuance of Share Certificates; Replacement of Lost Certificates

(a)          Share certificates shall bear the signature of a director or of any other person or persons authorized thereto by the Board of Directors.

(b)          If a share certificate is defaced, lost or destroyed, it may be replaced, upon payment of such fee, and upon the furnishing of such evidence of ownership and such indemnity, as the Board of Directors may think fit.

10.          Registered Holder

Except as otherwise provided in these Articles, the Company shall be entitled to treat the registered holder of any share as the absolute owner thereof, and, accordingly, shall not, except as ordered by a court of competent jurisdiction, or as required by statute, be bound to recognize any equitable or other claim to, or interest in such share on the part of any other person.

11.          Allotment of Shares

Notwithstanding the provisions of Section 290 of the Companies Law which shall not apply to these Articles, the unissued shares of the Company shall be under the control of the Board of Directors, which shall have the power to allot shares or otherwise dispose of them to such entities or persons, on such terms and conditions, and at such times, as the Board of Directors may deem appropriate, and shall have the power to give to any entity or person the option to acquire any shares from the Company, during such time and for such consideration as the Board of Directors may think fit.

12.          Payment in Installments

If by the terms of allotment of any share, the whole or any part of the price thereof shall be payable in installments, every such installment shall, when due, be paid to the Company by the then registered holder(s) of the share of the person(s) entitled thereto.

13.          Calls on Shares

(a)          The Board of Directors may, from time to time, make such calls as it may think fit upon Shareholders in respect of any sum unpaid in respect of shares held by such Shareholders which is not, by the terms of allotment thereof or otherwise, payable at a fixed time, and each Shareholder shall pay the amount of every call so made upon him (and of each installment thereof if the same is payable in installments), to the person(s) and at the time(s) and place(s) designated by the Board of Directors, as any such time(s) may be thereafter extended and/or such person(s) or place(s) changed. Unless otherwise stipulated in the resolution of the Board of Directors (and in the notice hereafter referred to), each payment in response to a call shall be deemed to constitute a pro rata payment on account of all shares in respect of which such call was made.

(b)          Notice of any call shall be given in writing to the Shareholder(s) in question not less than fourteen (14) days prior to the time of payment, specifying the time and place of payment, and designating the person to whom such payment shall be made, provided, however, that before the time for any such payment, the Board of Directors may, by notice in writing to such Shareholder(s), revoke such call in whole or in part, extend such time, or alter such person and/or place. In the event of a call payable in installments, only one notice thereof need be given.

(c)          If, by the terms of allotment of any share or otherwise, any amount is made payable at any fixed time, every such amount shall be payable at such time as if it were a call duly made by the Board of Directors and of which due notice had been given, and all the provisions herein contained with respect to such calls shall apply to each such amount.

(d)          The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof and all interest payable thereon.

(e)          Any amount unpaid in respect of a call shall bear interest from the date on which it is payable until actual payment thereof, at such rate (not exceeding the then prevailing debitory rate charged by leading commercial banks in Israel), and at such time(s) as the Board of Directors may prescribe.

(f)          Upon the allotment of shares, the Board of Directors may provide for differences among the allottees of such shares as to the amount of calls and/or the times of payment thereof.

14.          Prepayment

    With the approval of the Board of Directors, any Shareholder may pay to the Company any amount not yet payable in respect of his shares, and the Board of Directors may approve the payment of interest on any such amount until the same would be payable if it had not been paid in advance, at such rate and time(s) as may be approved by the Board of Directors. The Board of Directors may at any time cause the Company to repay all or any part of the money so advanced, without premium or penalty. Nothing in this Article 14 shall derogate from the right of the Board of Directors to make any call before or after receipt by the Company of any such advance.

15.          Forfeiture and Surrender

(a)          If any Shareholder fails to pay any amount payable in respect of a call, or interest thereon as provided for herein, on or before the day fixed for payment of the same, the Company, by resolution of the Board of Directors, may at any time thereafter, so long as the said amount or interest remains unpaid, forfeit all or any of the shares in respect of which said call had been made. Any expense incurred by the Company in attempting to collect any such amount or interest, including, inter alia, attorneys’ fees and costs of suit, shall be added to, and shall, for all purposes (including the accrual of interest thereon), constitute a part of the amount payable to the Company in respect of such call.

(b)          Upon the adoption of a resolution of forfeiture, the Board of Directors shall cause notice thereof to be given to such Shareholder, which notice shall state that, in the event of the failure to pay the entire amount so payable within a period stipulated in the notice (which period shall not be less than fourteen (14) days and which may be extended by the Board of Directors), such shares shall be ipso facto forfeited, provided, however, that, prior to the expiration of such period, the Board of Directors may nullify such resolution of forfeiture, but no such nullification shall estop the Board of Directors from adopting a further resolution of forfeiture in respect of the non-payment of the same amount.

(c)          Whenever shares are forfeited as herein provided, all dividends theretofore declared in respect thereof and not actually paid shall be deemed to have been forfeited at the same time.

(d)          The Company, by resolution of the Board of Directors, may accept the voluntary surrender of any share, subject to applicable law.

(e)          Any share forfeited or surrendered as provided herein shall become the property of the Company, and the same, subject to the provisions of these Articles, may be sold, re-allotted or otherwise disposed of as the Board of Directors thinks fit.

(f)          Any Shareholder whose shares have been forfeited or surrendered shall cease to be a Shareholder in respect of the forfeited or surrendered shares, but shall, notwithstanding, be liable to pay, and shall forthwith pay, to the Company, all calls, interest and expenses owing upon or in respect of such shares at the time of forfeiture or surrender, together with interest thereon from the time of forfeiture or surrender until actual payment, and the Board of Directors, in its discretion, may enforce the payment of such moneys, or any part thereof, but shall not be under any obligation to do so. In the event of such forfeiture or surrender, the Company, by resolution of the Board of Directors, may accelerate the date(s) of payment of any or all amounts then owed by the Shareholder in question (but not yet due) in respect of all shares owned by such Shareholder, solely or jointly with another, and in respect of any other matter or transaction whatsoever.

(g)          The Board of Directors may at any time, before any share so forfeited or surrendered shall have been sold, re-allotted or otherwise disposed of, nullify the forfeiture or surrender on such conditions as it thinks fit, but no such nullification shall estop the Board of Directors from re-exercising its powers of forfeiture pursuant to this Article 15.

16.          Lien

(a)          Except to the extent the same may be waived or subordinated in writing, the Company shall have a first and paramount lien upon all the shares registered in the name of each Shareholder (without regard to any equitable or other claim or interest in such shares on the part of any other person), and upon the proceeds of the sale thereof, for his debts, liabilities and engagements arising from any cause whatsoever, solely or jointly with another, to or with the Company, whether the period for the payment, fulfillment or discharge thereof shall have actually arrived or not. Such lien shall extend to all dividends from time to time declared in respect of such share. Unless otherwise provided, the registration by the Company of a transfer of shares shall be deemed to be a waiver on the part of the Company of the lien (if any) existing on such shares immediately prior to such transfer.

(b)          The Board of Directors may cause the Company to sell any shares subject to such lien when any such debt, liability or engagement has matured, in such manner as the Board of Directors may think fit, but no such sale shall be made unless such debt, liability or engagement has not been satisfied within fourteen (14) days after written notice of the intention to sell shall have been served on such Shareholder, his executors or administrators.

(c)          The net proceeds of any such sale, after payment of the costs thereof, shall be applied in or toward satisfaction of the debts, liabilities or engagements of such Shareholder (whether or not the same have matured), or any specific part of the same (as the Company may determine), and the residue (if any) shall be paid to the Shareholder, his executors, administrators or assigns.

17.          Sale after Forfeiture or Surrender or in Enforcement of Lien

Upon any sale of shares after forfeiture or surrender or for enforcing a lien, the Board of Directors may appoint some person to execute an instrument of transfer of the shares so sold and cause the purchaser’s name to be entered in the register of Shareholders set up in compliance with Section 130 of the Companies Law (the “Share Register”) in respect of such shares, and the purchaser shall not be bound to see to the regularity of the proceedings, or to the application of the purchase money, and after his name has been entered in the Share Register in respect of such shares, the validity of the sale shall not be impeached by any person, and the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively.

18.          Redeemable Shares

The Company may, subject to applicable law, issue redeemable shares and redeem the same or issue conditional securities with such conditions so as such securities may be cancelled or revoked or may be considered to have been cancelled or revoked upon the fulfillment of such conditions.

TRANSFER OF SHARES

19.          Effectiveness and Registration

(a)          No transfer of shares in the Company shall be effective unless made in compliance with these Articles and approved by the Board of Directors. The Board may refuse to register a Transfer in the event that such a transfer is to a competitor (or a Person who may potentially be a competitor) of the Company as reasonably determined in good faith by the Board of Directors.

(b)          No transfer of shares shall be registered unless a proper instrument of transfer shall be made in writing in a form approved by the Board of Directors that has been submitted to the Company, together with the share certificate(s) and/or such other evidence of title as the Board of Directors may reasonably require. Until the transferee has been registered in the Share Register in respect of the shares so transferred, the Company may continue to regard the transferor as the owner thereof.

20.          Right of First Refusal.

(a)          In the event that any shareholder of the Company desires to sell or transfer any or all of its shares (respectively, the “Offeror” and the “Offered Shares”), the Offeror shall first give a written notice (a “Notice of Sale”) to the other Shareholders (the “Offerees”). The Notice of Sale shall state:

(i)          the number of Offered Shares,
(ii)          that the Offered Shares will, upon the sale, be free of all liens, charges and encumbrances,
(iii)          that a bona fide offer has been received from a third party,
(iv)          the identity of the third party,
(v)          the price and terms of payment for the Offered Shares; and
(vi)          any all material terms and transactions which relate to the proposed sale.

(b)          Upon receipt of the Notice of Sale, the Offerees shall have a seven (7) days period to exercise the right to purchase all (but not part) of the Offered Shares (the “Option”). The Option shall be exercised by delivery of notices by those Offerees that elect to participate in the purchase (the “Buying Offerees”) to the Offeror within the aforesaid seven-days period, stating that the Buying Offeree intends to buy all of the Offered Shares (the “Exercise Notices”). An Offeree which fails to send an Exercise Notice within the seven days period shall be considered as waiving its right to purchase the Offered Shares

(c)          If the Offeror receives one Exercise Notice, then the Buying Offeree who sent such notice shall acquire the Offered Shares, at the same terms that were proposed to the Offeror by the third party.

(d)          If the Offeror receives several Exercise Notices, then the Buying Offerees shall acquire the Offered Shares pro rata, according to the shareholding ratio between the Buying Offerees, as of the date of the Notice of Sale, at the same terms that were proposed to the Offeror by the third party.

(e)          If no Exercise Notices were received by the Offeror, then the Offeror shall be free, within ninety (90) days of the date of the Notice of Sale, to sell the Offered Shares to the third party named in the Notice of Sale, at the price and on the terms set forth in the Notice of Sale (but subject to Section 2 below). If there is no such sale within the ninety-days period, the Offeror shall not sell or transfer the Offered Shares without again complying with the provisions of this Article 20.

21.          Co-Sale Right.

(a)          If no Exercise Notices were received by the Offeror, and the Offeror intends to sell or transfer the Offered Shares to a third party in accordance with Article 20, then the Offeror shall so notify in writing the Offerees (the “Participation Notice”). The Participation Notice shall include all details required in Article 20 with regard to the Notice of Sale.

(b)          Upon receipt of the Participation Notice, the Offerees shall have the right, exercisable by written notice to the Offeror, within five days after receipt of the Participation Notice, to require the Offeror to include the Offeree’s shares in such transaction, on the same terms and conditions as the Offeror. The Offeree shall be entitled to require the Offeror to make up 50% of the Offerred Shares out of the Offerree’s shares. In such an event each Offeree shall sell a number of shares pro rata to the respective number of shares owned at such time by the Offeror and the Offerees that participate in the proposed sale. An Offeree which fails to send such notice within the five days period shall be considered as waiving its right to participate in the transaction.

(c)          For the avoidance of doubt, the participation rights provided under this Article 21 shall apply only to 50% of the Offered Shares. For example, if the Offeror intends to sell 100 shares, then the Offerees shall have the right to participate in such sale up to an amount of 50 shares, according to the terms of this Article 21. The Offeror shall be free to sell the remaining 50 shares, without the need to offer the other shareholders of the Company to participate.

(d)          To the extent that any prospective purchaser prohibits such assignment or otherwise refuses to purchase shares or other securities from the Offerees under the right of participation, the Offeror shall not sell to such prospective purchaser any of its shares.

22.          Permitted Transfers

(a)          The provisions of Articles 20 and 21 shall not apply to any transaction, under which Ordinary Shares that constitute less than 5% of the issued share capital of the Company are sold.

(b)          The provisions of Articles 20 and 21 shall not apply to:

(i)          transfers of indirect interests in the Company (e.g., transfers of shares or other membership interests in corporations that hold shares in the Company), and

(ii)          any of the following transfers made by a transferring shareholder (a “Transferor”):

(a)          transfer of shares from a Transferor to a company in which the Transferor owns directly or indirectly a majority of the equity and voting capital;

(b)          transfer of shares from a Transferor to a company that owns directly or indirectly a majority of the equity and voting capital of the Transferor;

(c)          transfer of shares from a Transferor to a company which is controlled by the same persons that control the Transferor;

(d)          transfer of shares from a Transferor that is a partnership, to a company in which the partners in the Transferor hold interests in the same proportion as their interest in the Transferor;

(e)          transfer of shares from a Transferor that is an individual, to the Transferor’s spouse, children or grandchildren, or to a trust for the benefit of any of the foregoing; or

(f)          transfer of shares from a Transferor who is a trustee, to the beneficiary of the trust, or to a company in which the beneficiary of the trust owns directly or indirectly a majority of the equity and voting capital.

Each of the above transferees under subsections (a) through (f) shall be considered a “Permitted Transferee”.

(c)          Notwithstanding anything contained in these Articles, the directors shall not decline to register any transfer of shares, nor may they suspend registration thereof:

(i)          where the transferee of such shares is a bank or financial institution or any other entity which has entered into a financing agreement with the Company (or subsidiary of a bank or financial institution or other such other entity) to whom such shares have been charged or mortgaged by way of security, or any nominee or nominees of such bank or financial institution or subsidiary (as the case may be);

(ii)          where such transfer is executed by a bank or financial institution or such other entity which has entered into a financing agreement with the Company (or a subsidiary of such bank or financial institution or such other entity) to whom such shares have been charged or mortgaged by way of security or by any nominee or nominees of such bank or financial institution or an entity which has entered into a financing agreement with the Company pursuant to the power of sale under such security, and (in either such case) a certificate by an official of such bank or financial institution or an entity which has entered into a financing agreement with the Company (or subsidiary of such bank or financial institution or such entity) that the shares were so charged or mortgaged and (in the case of (ii) above that the transfer was so executed, shall be conclusive evidence of such facts); or

(iii)          where the transferee is a party in whose favour such shares have been made the subject of an option or any other security interest.

23.          Drag Along.

In the event that a Shareholder or Shareholders holding eighty per cent (80%) or more of the issued and outstanding shares of the Company, either alone or acting together as a group (the “Vendors”) propose to sell all of their shares in the Company (the “Sale”), the following shall apply.

(a)          The Vendors shall have the right (the “Drag Along Right”) to require all other Shareholders (the “Called Shareholders”) to accept in full the offer made to them by the third party provided that such offer is at a price per share equal to the highest price paid or payable by the proposed purchaser to the Vendors and is a bona fide arm’s length cash offer.

(b)          The Drag Along Right may be exercised by the Vendors serving notice to that effect (the “Drag Along Notice”) on the Called Shareholders at any time and shall specify:

(i)          the number and class of Shares which the Vendors propose to sell;

(ii)          the third party to whom the Vendors wish to sell their shares and the identity of any person owning or controlling that third party;

(iii)          the consideration (the “Offer Price”) per share (which must be the same for all shares in the same class and be a sterling price and be in excess of the price at which the Called Shareholders acquired the shares);

(iv)          unpaid dividends to be retained by the Vendors; and

(v)          the date on which the sale and purchase of shares will be completed which will not be less than 30 days after but not including the date of the Drag Along Notice. The Drag Along Notice shall constitute an Offer to all Shareholders on which it is served to sell their shares on the terms set out therein.

(c)          A Drag Along Notice once given shall be irrevocable but shall lapse (and the obligations thereunder shall lapse) in the event that for any reason the Vendors do not transfer their shares in the Company which are the subject of the relevant transaction in question to the person making the offer (the “Offeror”) or the Offeror’s nominee not later than the date specified as the date for completion of the sale and purchase of the shares in the Drag Along Notice.

(d)          Upon the exercise of the Drag Along Right in accordance with this Article 23 each of the Called Shareholders shall be bound to accept the offer made to them in respect of their entire holding of shares and to comply with the obligations assumed by virtue of such acceptance.

(e)          The sale of the shares of the Called Shareholders shall be on the same terms as the Vendors save that:

(i)          the Called Shareholders shall not be obliged to give warranties or indemnities save as to title as to the shares; and

(ii)          liabilities and obligations of the Called Shareholders shall be several only.

(f)          In the event that any Called Shareholder fails to accept the offer made or, having accepted such offer, fails to complete the sale of any of his or her shares pursuant to the offer or otherwise fails to take any action required of him or her under the terms of the offer, the Directors may authorise any Director to accept the offer on behalf of the Called Shareholder in question or undertake any action required under the terms of the offer on the part of a Called Shareholder who has failed to accept the offer or failed to complete the sale of his shares.

(g)          Upon any Shareholder or Shareholders becoming entitled to exercise the Drag Along Right in accordance with this Article 23, any Shareholder shall be entitled to serve notice on the Vendors (the “Tag Along Notice”) to require the Vendors to include such Shareholder in the Sale.

24.          Suspension of Registration

(a)          The Board of Directors may suspend the registration of transfers of Ordinary Shares during the five (5) days immediately preceding any General Meeting.

(b)          To avoid any doubts, neither the suspension nor registration of transfers pursuant to Article 2119(a) above shall constitute nor be deemed as closing of any of the above records or registers.

TRANSMISSION OF SHARES

25.          Decedents’ Shares

(a)          In case of a share registered in the names of two or more holders, the Company may recognize the survivor(s) as the sole owner(s) thereof unless and until the provisions of Article 25(b) have been effectively invoked.

(b)          Any person becoming entitled to a share in consequence of the death of any person, upon producing evidence of the grant of probate or letters of administration or declaration of succession (or such other evidence as the Board of Directors may reasonably deem sufficient that he sustains the character in respect of which he proposes to act under this Article or of his title), shall be registered as a Shareholder in respect of such share, or may, subject to the regulations as to transfer herein contained, transfer such share.

26.          Receivers and Liquidators

(a)          The Company may recognize the receiver or liquidator of any corporate Shareholder in winding-up or dissolution, or the receiver or trustee in bankruptcy of any Shareholder, as being entitled to the shares registered in the name of such Shareholder.

(b)          The receiver or liquidator of a corporate Shareholder in winding-up or dissolution, or the receiver or trustee in bankruptcy of any Shareholder, upon producing such evidence as the Board of Directors may deem sufficient that he sustains the character in respect of which he proposes to act under this Article or of his title, shall with the consent of the Board of Directors (which the Board of Directors may grant or refuse in its absolute discretion), be registered as a Shareholder in respect of such shares, or may, subject to the regulations as to transfer herein contained, transfer such shares.

GENERAL MEETINGS

27.          Annual General Meetings

The Company shall hold an Annual General Meeting every calendar year, not being more than fifteen (15) months after the last preceding Annual General Meeting. Subject to the provisions of these Articles, the purposes of the Annual General Meeting shall be:

(i)          to receive and review the financial statements of the Company,

(ii)          to appoint an Auditor in accordance with these Articles; and

(iii)          to approve the remuneration of the Auditor, as determined by the Board of Directors, or authorize the Board of Directors to determine such remuneration.

28.          Special General Meetings

(a)          All General Meetings other than Annual General Meetings shall be called “Special General Meetings” (Annual General Meetings and Special General Meetings shall be collectively referred to herein as “General Meetings”).

(b)          The Board of Directors may, whenever it thinks fit, convene a General Meeting at such time and place, as well as upon demand of each of: (i) two directors; (b) one or more shareholders who hold at least 10% of the issued share capital and at least 1% of the voting rights in the Company; and (c) one or more shareholders who hold at least 10% of the voting rights in the Company (a “Demanding Party”), within or outside of the State of Israel, as may be determined by the Board of Directors.

(c)          In the event that the Board of Directors does not convene the meeting within twenty- one (21) days from the date of the demand referenced above, to a time determined in the Companies Law, the Demanding Party may, or if the Demanding Party is one or more shareholders constituting more than fifty present (50%) of the voting rights, convene the meeting themselves. However, such a meeting shall not be convened after the passing of three months since the demand, and shall be convened in the same manner as meetings of the Board of Directors are convened.

29.          Notice of a Meeting and Agenda

(a)          Notice regarding the convening of a General Meeting shall be provided to each Shareholder in writing (electronic email shall suffice as written notice notwithstanding anything to the contrary herein) not less than five (5) days prior to the meeting unless the right to such notice is waived in writing by all of the Shareholders as to a particular meeting. Such notice shall include a reasonable description of the General Meeting’s agenda as well as its date and place. The accidental omission to provide notice to any Shareholder or the non-receipt of notice sent to a Shareholder shall not invalidate the proceedings of a General Meeting, to the extent permitted by applicable law.

(b)          The agenda of a General Meeting will be determined by the Board of Directors and will be comprised of matters for which such a meeting was convened and/or matters raised in advance by one or more Shareholders who have at least one percent (1%) of the voting rights of the Company; provided however, that it is appropriate for such matter to be raised at such a General Meeting in accordance with the provisions of the Companies Law.

PROCEEDINGS AT GENERAL MEETINGS

30.          Quorum

One or more Shareholders present in person or by proxy and holding shares, shall constitute a quorum at General Meetings. No business shall be transacted at a General Meeting, or at any adjournment thereof, unless the requisite quorum is present when the meeting proceeds to business. General Meetings may be held telephonically or by any other means of communication, provided, however, that each Shareholder participating in such meeting can hear all of the other Shareholders participating in such meeting.

If a quorum is not present at the end of half an hour after the time set for opening the meeting, then the meeting shall be deferred by one week, to the same day, time and place, or to a later date, if that was stated in the notice of the meeting.

If a quorum is not present at a deferred meeting half an hour after its scheduled time, then the meeting shall be held with any number of participates.

31.          Chairman

The Chairman of the Board of Directors (the “Chairman”) shall preside as Chairman at every General Meeting of the Company. If there is no such Chairman, or if at any meeting the Chairman is not present within fifteen (15) minutes after the time fixed for holding the meeting, or is unwilling to act as Chairman, the Shareholders present shall choose someone of their number to be Chairman. The office of Chairman, to the extent a Chairman is elected, shall not, by itself, entitle the holder thereof to vote at any General Meeting nor shall it entitle such holder to a second or casting vote (without derogating, however, from the rights of such Chairman to vote as a Shareholder or proxy of a Shareholder if, in fact, he or she is also a Shareholder or such proxy).

32.          Adoption of Resolutions at General Meetings

(a)          Unless specified otherwise in these Articles, a resolution shall be deemed adopted if approved, in person or by proxy, by the holders of a majority of the voting power represented at the meeting and voting thereon.

(b)          Every question submitted to a General Meeting shall be decided by a show of hands, but if a written ballot is demanded by a Shareholder present in person or by proxy and entitled to vote at the meeting, the same shall by decided by such ballot. A written ballot may be demanded before the proposed resolution is voted upon or immediately after the declaration by the Chairman of the results of the vote by a show of hands. If a vote by written ballot is taken after such declaration, the results of the vote by a show of hands shall be of no effect, and the proposed resolution shall be decided by such written ballot. The demand for a written ballot may be withdrawn at any time before the same is conducted, in which event another Shareholder may then demand such written ballot. The demand for a written ballot shall not prevent the continuance of the meeting for the transaction of business other than the question on which the written ballot has been demanded.

(c)          A declaration by the Chairman of the meeting that a resolution has been carried unanimously, or carried by a particular majority, or lost, and an entry to that effect in the minute book of the Company, shall be prima facie evidence of the adoption or non-adoption of the resolution.

33.          Power to Adjourn

(a)          The Chairman of a General Meeting at which a quorum is present may, with the consent of the holders of a majority of the voting power represented in person or by proxy and voting on the question of adjournment (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting as originally called.

(b)          It shall not be necessary to give any notice of an adjournment, whether pursuant to Article 33(a), unless the meeting is adjourned for seven (7) days or more in which event notice thereof shall be given in the manner required for the meeting as originally called.

34.          Resolutions in Writing

A resolution in writing signed by all Shareholders then entitled to attend and vote at General Meetings or to which all such Shareholders have given their written consent (by e-mail, facsimile, scanned, signed by electronic means, letter or otherwise) shall be deemed to have been unanimously adopted by a General Meeting duly convened and held.

35.          Voting Rights

(a)          Any Shareholder entitled to vote may vote either personally or by proxy (who need not be a Shareholder of the Company), or, if the Shareholder is a company or other corporate body, by a representative authorized pursuant to Article 37(b).

(b)          If two or more persons are registered as joint holders of any share, the vote of the senior who tenders a vote, in person or by proxy, shall be accepted to the exclusion of the vote(s) of the other joint holder(s); and for this purpose seniority shall be determined by the order in which the names stand in the Share Register.

36.          RESERVED

PROXIES

37.          Instrument of Appointment

(a)          The instrument appointing a proxy shall be in writing and shall be substantially in a form approved by the Board of Directors.

(b)          The instrument appointing a proxy (and the power of attorney or other authority, if any, under which such instrument has been signed) shall either be delivered to the Company (at its registered office, or at its principal place of business or at the offices of its registrar and/or transfer agent or at such place as the Board of Directors may specify) before the time fixed for the meeting at which the person named in the instrument proposes to vote, or presented to the Chairman at such meeting.

38.          Effect of Death of Appointer or Revocation of Appointment

A vote cast pursuant to an instrument appointing a proxy shall be valid notwithstanding the previous death, liquidation or winding-up of the appointing Shareholder (or of his attorney-in-fact, if any, who signed such instrument), or the revocation of the appointment or the transfer of the share in respect of which the vote is cast, provided, however, that no written intimation of such death, liquidation, winding-up, revocation or transfer shall have been received by the Company or by the Chairman of the meeting before such vote is cast and provided, further, that the appointing Shareholder, may revoke the appointment by means of a written notification to the Chairman.

BOARD OF DIRECTORS

39.          Powers of Board of Directors

(a)          In General

The management of the business of the Company shall be vested in the Board of Directors, which may exercise all such powers and do all such acts and things as the Company is authorized to exercise and do, and are not hereby or by law required to be exercised or done by the Company in General Meeting, including but not limited to, those actions described in Section 92 of the Companies Law.

The authority conferred on the Board of Directors by this Article 39 shall be subject to the provisions of the Companies Law, of these Articles and any regulation or resolution consistent with these Articles adopted from time to time by the Company in General Meeting, provided, however, that no such regulation or resolution shall invalidate any prior act done by or pursuant to a decision of the Board of Directors which would have been valid if such regulation or resolution had not been adopted.

(b)          Borrowing Power

The Board of Directors may from time to time, in its discretion, cause the Company to borrow or secure the payment of any sum or sums of money for the purposes of the Company, and may secure or provide for the repayment of such sum or sums in such manner, at such times and upon such terms and conditions in all respects as it thinks fit, and, in particular, by the issuance of bonds, perpetual or redeemable debentures, debenture shares, or any mortgages, charges, or other securities on the undertaking or the whole or any part of the property of the Company, both present and future, including its uncalled or called but unpaid capital for the time being.

(c)          Reserves

The Board of Directors may, from time to time, set aside any amount(s) out of the profits of the Company as a reserve or reserves for any purpose(s) which the Board of Directors, in its absolute discretion, shall think fit, and may invest any sum so set aside in any manner and from time to time deal with and vary such investments, and dispose of all or any part thereof, and employ any such reserve or any part thereof in the business of the Company without being bound to keep the same separate from other assets of the Company, and may subdivide or re-designate any reserve or cancel the same or apply the funds therein for another purpose, all as the Board of Directors may from time to time think fit.

40.          Exercise of Powers of Directors

(a)          A meeting of the Board of Directors at which a quorum is present shall be competent to exercise all the authorities, powers and discretions vested in or exercisable by the Board of Directors.

(b)          Each Director shall have one vote at meetings of the Board of Directors.

(c)          Resolutions of the Board of Directors shall be deemed adopted if approved by a majority of the Directors present when such resolution is put to a vote and such Directors who are lawfully entitled to actually vote thereon (without counting abstentions). Resolutions shall not be passed in the event of a tie.

(d)          The Board of Directors shall be authorized to approve resolutions without convening a meeting; provided, however, that each Director then entitled to attend and vote at a meeting of the Board of Directors has expressed his/her consent to determine the issue without a meeting. The Chairman shall prepare and sign a written protocol of such resolutions and shall note each Director’s vote and the fact that each Director consented to the determination of the issues without convening an actual meeting of the Board of Directors. Such resolution shall be deemed to have been adopted by a meeting of the Board of Directors duly convened and held.

(e)          Without derogating from Article 39(c) above, a resolution in writing signed (including by confirmation by e-mail, signature transmitted by facsimile, scanned signatures, signed by electronic means or otherwise) by all Directors then in office and lawfully entitled to vote thereon (as conclusively determined by the Chairman of the Board of Directors) or to which all such Directors have given their written consent (by e-mail, facsimile, signed by electronic means, letter or otherwise) shall be deemed to have been unanimously adopted by a meeting of the Board of Directors duly convened and held.

41.          Delegation of Powers

(a)          The Board of Directors may, subject to the provisions of the Companies Law, delegate any or all of its powers to committees, each consisting of two or more persons, and it may from time to time revoke such delegation or alter the composition of any such committee. Any Committee so formed (in these Articles referred to as a “Committee of the Board of Directors”), shall, in the exercise of the powers so delegated, conform to any regulations imposed on it by the Board of Directors. The meetings and proceedings of any such Committee of the Board of Directors shall, mutatis mutandis, be governed by the provisions herein contained for regulating the meetings of the Board of Directors, so far as not superseded by any regulations adopted by the Board of Directors under this Article 41. Unless otherwise expressly provided by the Board of Directors in delegating powers to a Committee of the Board of Directors, such Committee shall not be empowered to further delegate such powers.

(b)          The Board of Directors may, subject to the provisions of the Companies Law, from time to time appoint officers, agents, employees and independent contractors, as the Board of Directors may think fit, and may terminate the service of any such person. The Board of Directors may, subject to the provisions of the Companies Law, determine the powers and duties, as well as the salaries and emoluments, of all such persons.

(c)          The Board of Directors may from time to time, by power of attorney or otherwise, appoint any person, company, firm or body of persons to be the attorney or attorneys of the Company at law or in fact for such purpose(s) and with such powers, authorities and discretions, and for such period and subject to such conditions, as it thinks fit, and any such power of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board of Directors may think fit, and may also authorize any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

42.          Number and Election of Directors

(a)          The number of Directors shall be determined from time to time by the Company in its General Meeting, and until determined otherwise, the number of Directors shall be not less than two (2) and not more than ten (10)

(b)          The Directors shall be appointed by resolution of the Shareholders of the Company.

(c)          The Directors shall have power at any time and from time to time to appoint any person to be a Director, either to fill a casual vacancy or as an addition to the existing Directors but so that the total amount of Directors (exclusive of alternate Directors) shall not at any time exceed the number fixed in accordance with these Articles.

    (d)          The Company shall invite each director to attend all meetings of the Board of Directors and, in this respect, shall provide the each Director copies of notices, minutes, consents, and other material required to be provided to the Board of Directors; provided, however, that the Company reserves the right to exclude any director from access to any documents, materials, information or meeting or portion thereof if the Company reasonably believes, after consultation with its legal counsel, that such exclusion is necessary (a) in order to protect any Company’s trade or business secret or other proprietary information; (b) due to an actual or reasonably potential conflict of interest between the Company and such director or any of its affiliates; (c) in order to preserve the attorney-client privilege; or (d) to fulfill the obligations of the Company with respect to confidential materials and information of third parties. Each director in the Company shall treat all information he may learn through his services as a director herein as confidential and upon Company’s request each director shall execute and deliver to the Company a confidentiality agreement in customary form (unless such director is already bound by confidentiality agreement as an employee of the Company).

43.          Removal of Directors

    (a)          Without derogation of Article 41, the office of a Director shall be vacated, ipso facto, upon the occurrence of any of the following: (i) such Director’s death, (ii) such Director is convicted of an offense as described in Section 232 of the Companies Law, (iii) such Director is removed by a court of law in accordance with Section 233 of the Companies Law, (iv) such Director becomes legally incompetent, (v) if such Director an individual, such Director is declared bankrupt, (vi) if such Director is a corporate entity, upon its winding-up liquidation, whether voluntary or involuntary, or (v) by the same resolution taken for appointment such director, either pursuant to Article 4142(b) above or Article 42(c) above, as the case may be.

(b)          The office of a Director may be vacated by his written resignation. Such resignation shall become effective on the date fixed therein, or upon the delivery thereof to the Company, whichever is later.

44.          Continuing Directors in the Event of Vacancies

In the event of one or more vacancies in the Board of Directors, the continuing Directors may continue to act in every matter, pending the filling of any vacancy pursuant to the provisions of Article 42.

45.          Remuneration of Directors

No Director shall be paid any remuneration by the Company for his services as Director except as may be approved pursuant to the provisions of the Companies Law. Without derogating from the foregoing, the Company may reimburse all directors for reasonable out-of-pocket expenses approved in advance by the Board of Directors and incurred for: (i) attending meetings of the Board of Directors or Committees of the Board of Directors and (ii) performing their respective duties as directors of the Company. The Company may maintain director indemnity insurance for acts and omissions of each of the Company’s directors and Alternate Directors (as hereinafter defined).

46.          Conflict of Interests

Subject to the provisions of the Companies Law and these Articles, the Company may enter into any contract or otherwise transact any business with any Director in which contract or business such Director has a personal interest, directly or indirectly; and may enter into any contract of otherwise transact any business with any third party in which contract or business a Director has a personal interest, directly or indirectly.

47.          Alternate Directors

(a)          A director may, by written notice to the Company, appoint an alternate for himself (in these Articles referred to as an “Alternate Director”), remove such Alternate Director and appoint another Alternate Director in place of any Alternate Director appointed by him whose office has been vacated for any reason whatsoever. Unless the appointing director, by the instrument appointing an Alternate Director or by written notice to the Company, limits such appointment to a specified period of time or restricts it to a specified meeting or action of the Board of Directors, or otherwise restricts its scope, the appointment shall be for an indefinite period, and for all purposes.

(b)          Any notice given to the Company pursuant to Article 46(a) shall become effective on the date fixed therein, or upon the delivery thereof to the Company, whichever is later.

(c)          An Alternate Director shall have all the rights and obligations of the director who appointed him, provided, however, that he may not in turn appoint an alternate for himself (unless the instrument appointing him expressly provides otherwise), and provided further that an Alternate Director shall have no standing at any meeting of the Board of Directors or any Committee of the Board of Directors while the director who appointed him is present.

(d)          Subject to the provisions of the Companies Law, any person may act as an Alternate Director. One person may act as an Alternate Director for more than one Director, and a person serving as a director of the Company may act as an Alternate Director.

(e)          The office of an Alternate Director shall be vacated under the circumstances, mutatis mutandis, and such office shall ipso facto be vacated if the director who appointed such Alternate Director ceases to be a director.

PROCEEDINGS OF THE BOARD OF DIRECTORS

48.          Meetings

The Board of Directors shall be required to convene its meetings upon the written request of any director and shall otherwise meet, adjourn, and regulate such meetings and proceedings as the Directors see fit provided that the Board of Directors shall meet at least once a year and that all such meetings of the Board of Directors provide at least two (2) days prior written notice (electronic email shall suffice as written notice notwithstanding anything to the contrary herein) of a meeting unless such notice is waived by all of the then serving Directors. Meetings of the Board of Directors may be held, within or outside of the State of Israel, telephonically or by any other means of communication, provided, however, that each Director participating in such meeting can hear all of the other Directors participating in such meeting.

49.          Quorum

(a)          Until otherwise unanimously decided by the Board of Directors, a quorum at a meeting of the Board of Directors shall be constituted by the presence of two (2) of the Directors then serving.

(b)          If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to such time, date and place as the Chairman may determine with the consent of the majority of the Directors present, provided that not less than two (2) days written notice shall have been provided to each of the Directors of such meeting. At such adjourned meeting, any two Directors present shall constitute a legal quorum.

50.          Chairman of the Board of Directors

The Chairman of the Board of Directors shall preside at every meeting of the Board of Directors. If at any meeting the Chairman is not present within fifteen (15) minutes of the time fixed for the meeting the Directors present shall choose someone to be the chairman of such meeting. The Chairman of the Board of Directors shall not have a casting vote.

51.          Validity of Acts Despite Defects

Subject to the provisions of the Companies Law, all acts done bona fide at any meeting of the Board of Directors, or of a Committee of the Board of Directors, or by any person(s) acting as Director(s), shall, notwithstanding that it may afterwards be discovered that there was some defect in the appointment of the participants in such meetings or any of them or any person(s) acting as aforesaid, be as valid as if there were no such defect or disqualification.

52.          Minutes

(a)          Minutes of each General Meeting and of each meeting of the Board of Directors and of any Committee of the Board of Directors shall be recorded and duly entered in books provided for that purpose. Such minutes shall, in all events, set forth the names of the persons present at the meeting, or that a legal quorum was present, and all resolutions adopted thereat.

(b)          Any minutes as aforesaid, if purporting to be signed by the chairman of the meeting or by the chairman of the next succeeding meeting, shall constitute, prima facie, evidence of the matters recorded therein.

CHIEF EXECUTIVE OFFICER

53.          Chief Executive Officer

(a)          The Board of Directors may from time to time appoint one or more persons, whether or not Directors, as Chief Executive Officer(s) of the Company. The appointment of the Chief Executive Officer may be either for a fixed term or without any limitation of time. The Board of Directors may from time to time remove or dismiss the Chief Executive Officer from office and appoint another or others in the Chief Executive Officer’s place.

(b)          The Chief Executive Officer(s) shall manage the business of the Company, subject to the policies established by the Board of Directors, such limitations and restrictions as are set forth in these Articles or as the Board of Directors may from time to time prescribe, and the provisions of the Companies Law.

(c)          The Board of Directors may from time to time determine the conditions of the Chief Executive Officer(s)’ service to the Company, subject to the provisions of the Companies Law.

DIVIDENDS

54.          Declaration of Dividends

the Board of Directors may from time to time declare, and cause the Company to pay, such dividend as may appear to the Board of Directors to be justified by the profits of the Company.

55.          Funds Available for Payment of Dividends

No dividend shall be paid otherwise than out of the profits of the Company as determined pursuant to applicable law.

56.          Interest

No dividend shall carry interest as against the Company.

57.          Payment in Specie

Upon the recommendation of the Board of Directors, a dividend may be paid, wholly or partly, by the distribution of specific assets of the Company or by distribution of paid up shares, debentures or debenture stock of the Company or of any other companies, or in any one or more of such ways.

58.          Implementation of Powers

For the purpose of giving full effect to any resolution under these Articles, the Board of Directors may settle any difficulty which may arise in regard to the distribution as it thinks expedient, and, in particular, may fix the value for distribution of any specific assets, and may determine that cash payments shall be made to any Shareholders upon the footing of the value so fixed, or that fractions of less value than the nominal value of one share may be disregarded in order to adjust the rights of all parties, and may vest any such cash, shares, debentures, debenture stock or specific assets in trustees upon such trusts for the persons entitled to the dividend or capitalized fund as may seem expedient to the Board of Directors.

59.          Deductions from Dividends

The Board of Directors may deduct from any dividend or other moneys payable to any Shareholder in respect of a share any and all sums of money then payable by him to the Company on account of calls or otherwise in respect of shares of the Company and/or on account of any other matter or transaction whatsoever.

60.          Retention of Dividends

(a)          The Board of Directors may retain any dividend or other moneys payable or property distributable in respect of a share on which the Company has a lien, and may apply the same in or toward satisfaction of the debts, liabilities, or engagements in respect of which the lien exists.

(b)          The Board of Directors may retain any dividend or other moneys payable or property distributable in respect of a share in respect of which any person is, under these Articles, entitled to become a Shareholder, or which any person is, under said Articles, entitled to transfer, until such person shall become a Shareholder in respect of such share or shall transfer the same.

61.          Unclaimed Dividends

All unclaimed dividends or other moneys payable in respect of a share may be invested or otherwise made use of by the Board of Directors for the benefit of the Company until claimed. The payment by the Directors of any unclaimed dividend or such other moneys into a separate account shall not constitute the Company a trustee in respect thereof, and any dividend unclaimed after a period of seven (7) years from the date of declaration of such dividend, and any such other moneys unclaimed after a like period from the date the same were payable, shall be forfeited and shall revert to the Company, provided, however, that the Board of Directors may, at its discretion, cause the Company to pay any such dividend or such other moneys, or any part thereof, to a person who would have been entitled thereto had the same not reverted to the Company.

62.          Mechanics of Payment

    Any dividend or other moneys payable in cash in respect of a share may be paid by check or warrant left at, the registered address of the person entitled thereto or by transfer to a bank account specified by such person (or, if two or more persons are registered as joint holders of such share or are entitled jointly thereto in consequence of the death or bankruptcy of the holder or otherwise, to any one of such persons or to his bank account), or to such person and at such address as the person entitled thereto may in writing direct. Every such check or warrant shall be made payable to the order of the person to whom it is sent, or to such person as the person entitled thereto as aforesaid may direct, and payment of the check or warrant by the banker upon whom it is drawn shall be a good discharge to the Company. Every such check or warrant shall be sent at the risk of the person entitled to the money represented thereby.

63.          Receipt from a Joint Holder

If two or more persons are registered as joint holders of any share, or are entitled jointly thereto in consequence of the death or bankruptcy of the holder or otherwise, any one of them may give effectual receipts for any dividend or other moneys payable or property distributable in respect of such share.

INDEMNIFICATION, EXEMPTION AND INSURANCE

64.          Exemption From Duty Of Care

Subject to the provisions of the Companies Law, including the receipt of all approvals as required therein or under any other applicable law, the Company may resolve and undertake, in advance, to exempt any Office Holder (as such term is defined in the Companies Law), from all or part of such Office Holder’s responsibility or liability for damages caused to the Company due to any breach of such Office Holder’s duty of care towards the Company to the fullest extent permitted by the law.

65.          Indemnification

(a)          Subject to the provisions of the Companies Law, including the receipt of all approvals as required therein or under any other applicable law, the Company may indemnify any Office Holder (as such term is defined in the Companies Law) to the fullest extent permitted by the law.

(b)          Subject to the provisions of the Companies Law, including the receipt of all approvals as required therein or under any other applicable law, the Company may resolve retroactively to indemnify an Office Holder, in respect of any liability or expense for which indemnification may be provided under the Companies Law, including the following liabilities or expenses, imposed on such Office Holder or incurred by him in consequence of an act which he has performed or omission by virtue of being an Office Holder to the fullest extent permitted by the law, including, without limitation, the following:

(i)          a monetary liability imposed on an Office Holder pursuant to a judgment in favor of another person, including a judgment imposed on such Office Holder in a settlement or in an arbitration decision that was approved by a court of law; and

(ii)          reasonable legal expenses, including attorney’s fees, which the Office Holder incurred due to an investigation or a proceeding instituted against the Office Holder by an authority competent to administrate such an investigation or proceeding, and that was “finalized without the filing of an indictment” (as defined in Article 260(a)(1A) of the Companies Law) and “without any financial obligation imposed in lieu of criminal proceedings” (as defined in Article 260(a)(1A) of the Companies Law), or that was finalized without the filing of an indictment against the Office Holder but with financial obligation imposed on the Office Holder in lieu of criminal proceedings of an offense that does not require proof of general intent.

(iii)          reasonable legal expenses, including attorney’s fees, which the Office Holder incurred or with which the Office Holder was charged by a court of law, in a proceeding brought against the Office Holder, by the Company or by another on behalf of the Company, or by another person or in a criminal proceeding in which the Office Holder was acquitted, or in a criminal proceeding in which the Office Holder was convicted of an offense that does not require proof of general intent.

(iv)          a payment which the Office Holder is obligated to make to an injured party as set forth in Section 52(54)(a)(1(a) of the Securities Law, 1968 (as amended, the “Securities Law”), and expenses that the Office Holder incurred in connection with a proceeding under Chapters H’3, H’4, or I’1 of the Securities Law, including reasonable legal expenses, which term includes attorney fees; and

(v)          any other event, occurrence, matter or circumstances under any law with respect to which the Company may, or will be able to, indemnify an Office Holder, and to the extent such law requires the inclusion of a provision permitting such indemnity in these Articles, then such provision is deemed to be included and incorporated herein by reference (including, without limitation, in accordance with Section 56h(b)(1) of the Securities Law, if applicable, and Section 50P(b)(2) of the Israeli Restrictive Trade Practices Law, 1988 (the “RTP Law”)).

(c)          Subject to the provisions of the Companies Law including the receipt of all approvals as required therein or under any other applicable law, the Company may undertake in advance to indemnify a Company’s Office Holders to the fullest extent permitted by the law, and for those liabilities and expenses described in Section 59(b), provided, however, that:

(i)          if and as required by law, in the opinion of the Board of Directors, in light of the Company’s operations de facto, such liabilities and expenses can be foreseen at the time the undertaking to indemnify is provided, and

(ii)          if and as required by law, the Board of Directors shall set a reasonable limit to the amounts or criteria for such indemnification under the circumstances and provided further, that such commitment in advance to indemnify an Office Holder shall specify (a) such events that in the opinion of the Board of Directors, in light of the Company’s operations de facto, can be foreseen at the time the undertaking to indemnify is provided, and (b) the amounts or criteria that the Board of Directors deems reasonable under the circumstances.

66.          Insurance

(a)          Subject to the provisions of the Companies Law including the receipt of all approvals as required therein or under any other applicable law, the Company may enter into an agreement to insure an Office Holder for any liability that may be imposed on such Office Holder in connection with an act performed by such Office Holder in such Office Holder’s capacity as an Office Holder of the Company, to the maximum extent permitted by law, including with respect to each of the following:

(i)          violation of the duty of care of the Office Holder towards the Company or towards another person;

(ii)          breach of his fiduciary duty towards the Company, provided, however, that the Office Holder acted in good faith and with reasonable grounds to assume that the action in question will not harm the interests of the Company;

(iii)          a financial obligation imposed on the Office Holder for the benefit of another person;

(iv)          a payment which the Office Holder is obligated to make to an injured party as set forth in Section 52(54)(a)(1(a) of the Securities Law, and expenses that the Office Holder incurred in connection with a proceeding under Chapters H’3, H’4, or I’1 of the Securities Law, including reasonable legal expenses, which term includes attorney fees; and

(v)          any other event, occurrence, matters or circumstances under any law with respect to which the Company may, or will be able to, insure an Office Holder, and to the extent such law requires the inclusion of a provision permitting such insurance in these Articles, then such provision is deemed to be included and incorporated herein by reference (including, without limitation, in accordance with Section 56h(b)(1) of the Securities Law and Section 50P of the RTP Law, each as amended from time to time, and any regulations promulgated thereunder).

(b)          The Company may procure insurance for or indemnify any person who is not an Office Holder, including without limitation, any employee, agent, consultant or contractor, provided, however, that any such insurance or indemnification is in accordance with the provisions of these Articles and the Companies Law.

67.          Qualifications

Articles 58, 59 and 60 shall not apply under any of the following circumstances, if and to the extent not permitted by applicable law:

(i)          a breach of an Office Holder’s fiduciary duty, unless the Office Holder acted in good faith and had reasonable grounds to assume that the action in question will not harm the Company’s interest;

(ii)          an intentional or reckless violation of an Office Holder’s duty of care;

(iii)          an action by an Office Holder in which such Office Holder intended to reap a personal gain unlawfully; and

(vi)          a fine or monetary levy levied on an Office Holder.

68.          The provisions of Articles 63 through 65 are not intended to, and shall not be interpreted as, restricting the Company in any manner in respect of the procurement of insurance and/or in respect of indemnification (i) in connection with any person who is not an Office Holder, including, without limitation, any employee, agent, consultant or contractor of the Company who is not an Office Holder, and/or (ii) in connection with any Office Holder to the extent that such insurance and/or indemnification is not specifically prohibited under law.

69.          Any amendment to the Companies Law or other applicable law adversely affecting the right of any Office Holder to be indemnified, insured or released pursuant to these Articles shall be prospective in effect, and shall not affect the Company’s obligation or ability to indemnify or insure an Office Holder for any act or omission occurring prior to such amendment, unless otherwise provided by applicable law.

RIGHTS OF SIGNATURE

70.          Rights of Signature and Rubber Stamp

The Board of Directors shall be entitled to authorize any person or persons (who need not be Directors) to act and sign on behalf of the Company, and the acts and signature of such person(s) on behalf of the Company, together with the Company’s rubber stamp and/or the Company’s name in print or handwriting, shall bind the Company insofar as such person(s) acted and signed within the scope of such person’s authority.

ACCOUNTS

71.          Books of Account

The Board of Directors shall cause accurate books of account to be kept in accordance with the provisions of the Companies Law and of any other applicable law. Such books of account shall be kept at the registered office of the Company, or at such other place or places as the Board of Directors may think fit, and they shall always be open to inspection by all Directors.

72.          Audit

At least once in every fiscal year the accounts of the Company shall be audited and the correctness of the profit and loss account and balance sheet certified by one or more duly qualified auditors.

73.          Auditors

(a)          The Shareholders shall appoint an Auditor(s) of the Company at the Annual General Meeting. Such appointment shall be in force until the following Annual General Meeting, or for a longer period if so resolved at the Annual General Meeting, but in no event for a period of more than three fiscal years. The Shareholders may remove the Auditor(s) at any time.

(b)          The appointment and/or removal, authorities, rights and duties of the Auditor(s) of the Company shall be regulated by the Companies Law.

(c)          The Board of Directors shall determine the remuneration of the Auditor(s) and report to the Shareholders on such remuneration at the Annual General Meeting.

(d)          The audited financial statements of the Company shall be completed no later than nine (9) months from the end of the previous calendar year. Copies of the financial statements of the Company shall be provided to Shareholders upon request of such Shareholder.

74.          Donations

The Company is permitted, in accordance with any relevant statutory limitations and/or obligations, to donate reasonable sums of money for causes deemed worthy by the Shareholders. Such permission shall extend to circumstances in which donations are made without addressing business considerations of maximizing profit.

NOTICES

75.          Notices

(a)          Any written notice or other document may be served by the Company upon any Shareholder in English, and either personally or by sending it by prepaid registered mail (airmail if sent to a place outside Israel) addressed to such Shareholder at such Shareholder’s address as described in the Share Register or such other address as such Shareholder may have designated in writing for the receipt of notices and other documents or alternatively by email addressed to the Shareholder at such email address provided to the Company by such Shareholder. Any written notice or other document may be served by any Shareholder of the Company by tendering the same at the principal office of the Company or by sending it by prepaid registered mail (airmail if posted from outside of Israel) to the Company at its registered address or alternatively by email addressed to the Company at such email address provided by the Company to such Shareholder followed by a notice sent to the Company personally or by prepaid registered mail (airmail if sent to a place outside Israel). Any such notice or other document shall be deemed to have been served two (2) Business Days after it has been posted (five (5) Business Days if sent to a place not located in the same country as the place from where it was posted), or when actually received by the addressee if sooner than two (2) days or five (5) days, as the case may be, after it has been posted, or when actually tendered in person, to such Shareholder (or, in the case of the Company, to the Secretary or the Chief Executive Officer); provided, however, that in each of the above cases, notice may instead be sent by e-mail or other electronic means. Such notice shall be deemed to have been given twenty-four (24) hours after such e-mail or other electronic communication has been successfully sent or when actually received by such Shareholder (or by the Company), whichever is earlier. If a notice is, in fact, received by the addressee, it shall be deemed to have been duly served, when received, notwithstanding that it was defectively addressed.

(b)          All notices to be given to the Shareholders shall, with respect to any share to which persons are jointly entitled, be given to whichever of such persons is named first in the Share Register, and any notice so given shall be sufficient notice to the holders of such share.

(c)          Any Shareholder whose address is not listed in the Share Register, and who shall not have designated in writing an address for the receipt of notices, shall not be entitled to receive any notice from the Company.

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